MEDITRUST                          EXHIBIT 11
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  Year ended December 31,
                                                       -----------------------------------------
Primary                                                  1995            1994             1993
=======                                                  -----           -----            -----
Weighted average shares                                   47,563          35,314          31,310
Dilutive effect of:
  Stock options                                              136              88             119
  Warrants                                                                    21              62
                                                        --------         -------         -------
Weighted average number of shares and
  equivalent shares outstanding                           47,699          35,423          31,491
                                                        ========         =======         =======

Net income before extraordinary item                    $119,972         $80,460         $63,636
Extraordinary item                                        33,454
                                                        --------         -------         -------
Net income (loss)                                       $ 86,518         $80,460         $63,636
                                                        ========         =======         =======

Per Share amounts:
Net income  per share (A)                               $   2.52         $  2.27         $  2.02
Extraordinary item: Loss on prepayment of debt              0.70
                                                        --------         -------         -------
Net income (loss)                                       $   1.82         $  2.27         $  2.02
                                                        ========         =======         =======

(A)  This calculation is submitted in accordance with Regulation S-K item 601
     (b) (11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


 Fully Diluted
 =============
 Weighted average number of shares used
   in primary calculation                                 47,563          35,423          31,491
 Assumed conversion of convertible debentures              7,574           7,060           5,246
 Dilutive effect of:
 Stock options                                               209
                                                        --------         -------         -------
 Fully diluted weighted average shares
   and equivalent shares outstanding                      55,346          42,483          36,737
                                                        ========         =======         =======

 Net income before extraordinary item                   $119,972         $80,460         $63,636
 Interest and debt amortization on
   assumed conversion of debentures                       20,710          18,632          12,352
                                                        --------         -------         -------
 Adjusted net income before extraordinary item           140,682          99,092          75,988
 Extraordinary item                                       33,454
                                                        --------         -------         -------
 Net income (loss)                                      $107,228         $99,092         $75,988
                                                        ========         =======         =======

 Per Share amounts:
 Net income  per share (B)                              $   2.54         $  2.33         $  2.07
 Extraordinary item: Loss on prepayment of debt             0.60
                                                        --------         -------         -------
 Net income (loss)                                      $   1.94         $  2.33         $  2.07
                                                        ========         =======         =======

(B) This calculation is submitted in accordance with Regulation S-K item 601(b) (11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.






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